Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors & Media: Julie D. Tracy Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Announces Agreement with FDA Office of Device Evaluation to File PMA Amendment for Augment® Bone Graft In Lieu of Dispute Resolution Panel

FDA Determination on Whether PMA is Approvable Expected in 3Q, 2014

MEMPHIS, Tenn. – March 10, 2014 – Wright Medical Group, Inc. (NASDAQ: WMGI) today announced it has reached an agreement with the Office of Device Evaluation (ODE) of the U.S. Food and Drug Administration (FDA) under which ODE will accept a further amendment to the Pre-Market Approval application (PMA) for Augment® Bone Graft in lieu of proceeding with the Dispute Resolution Panel (DRP) that was scheduled for the week of May 19, 2014. The agreement with ODE remains subject to final approval by the FDA appeal authority. That approval is expected shortly.

The PMA amendment, which the company expects to submit on or about March 31, 2014, will consist of analyses of pre-existing radiographic films of clinical study patients at pre-operative and post-operative time points. ODE has committed to an expeditious review of the PMA amendment and agreed to issue a determination on whether the PMA is approvable no later than 180 days after submission of the PMA amendment. The company intends to renew the DRP process if the PMA amendment fails to result in a reversal of ODE’s previous not approvability determination.

Commenting on this development, Robert Palmisano, president and chief executive officer, stated, “Since inception of the DRP process, Wright and ODE were encouraged by the FDA Ombudsman to continue discussing alternative ways to resolve the dispute. These discussions proceeded slowly but gathered steam in recent days as the timeline for DRP submissions grew nearer. The result is something we consider to be a good mechanism for moving forward.”

Palmisano continued, “While this development is cause for somewhat greater optimism than we have thus far had reason to embrace, it is important to reiterate that the parties’ positions are still far apart and there is no guarantee this PMA amendment will result in an approval for Augment Bone Graft. Nevertheless, we are pleased we were able to work collaboratively with FDA to identify a path forward that does not require new clinical studies to get to the next approvability determination.”

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about the potential for an FDA approval or approvability determination for Augment Bone Graft based upon a PMA amendment to be filed that does not include new clinical studies, the timing of the filing of such PMA amendment and of ODE review, the potential to timely renew the DRP process if the PMA amendment fails to result in an approval or approvability determination for Augment Bone Graft, and whether the FDA appeal authority will approve our agreement with ODE regarding the new PMA amendment process. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in or predicted by the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements in this press release include, by way of example and without implied limitation, our ability to timely compile and submit the information and analysis contemplated for the PMA amendment, the timing and substance of determinations made by the FDA with respect to such amendment, and whether the FDA appeal authority will approve our agreement with ODE regarding the new PMA amendment process. We can provide no assurance that the PMA amendment will result in a positive determination with respect to approval to market Augment Bone Graft in the U.S. Additional risks are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and as may be supplemented in our subsequent filings with the SEC). By way of example and without implied limitation, such risks and uncertainties include: future actions of the SEC, the United States Attorney’s office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; continued liability for product liability claims on OrthoRecon products sold prior to divestiture of our OrthoRecon business or for post-market regulatory obligations on such products; disruptions resulting from loss of personnel, systems and infrastructure changes and transition services arrangements in connection with our OrthoRecon divestiture; failure to realize the anticipated benefits from our acquisitions or from divestiture of our OrthoRecon business; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; copycat claims against our modular hip systems resulting from a competitor’s recall of its modular hip product; challenges to our intellectual property rights or inability to defend our products against the intellectual property rights of others; loss of a key suppliers; failures of, interruptions to, or unauthorized tampering with our information technology systems; failure or delay in obtaining FDA or other regulatory approvals for our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015, which could expose us to significant liability, including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and on our ability to deliver timely and effective medical education, clinical studies, and new products; the possibility of private securities litigation or shareholder derivative suits; insufficient demand for and market acceptance of our new and existing products; recently enacted healthcare laws and changes in product reimbursements which could generate downward pressure on our product pricing; potentially burdensome tax measures; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; geographic and product mix impact on our sales; inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; and the negative impact of the commercial and credit environment on us, our customers and our suppliers.

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